UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report

June 10, 2013

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1100 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers,
                          Compensatory Arrangements of Certain Officers

On June 10, 2013, Andrew S. Miller notified the Board of Directors (the "Board") of Keating Capital, Inc. (the "Company") of his resignation from the Board, including the Audit Committee, Valuation Committee and Nominating Committee thereof, effective June 10, 2013.  Mr. Miller’s resignation was a personal decision and was not the result of any disagreement with the Company on any matters relating to the Company's operations, policies or practices.

In connection with Mr. Miller’s resignation, the Board has also approved a decrease in the number of directors from six to five effective June 10, 2013.

Laurence W. Berger has also been appointed to serve as a member of the Audit Committee effective June 10, 2013.  Mr. Berger is not an “interested person” of the Company as such term is defined in Section 2(a)(19) under the Investment Company Act of 1940, as amended (the “1940 Act”). Biographical and other information in satisfaction of the disclosures required by Items 401(b) and 401(e) of Regulation S-K with respect to Mr. Berger is included in the Proxy Statement for the Company’s 2013 Annual Stockholders’ Meeting which was filed with the U.S. Securities and Exchange Commission on February 21, 2013, and such information is included herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 11, 2013	KEATING CAPITAL, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

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